                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 7, 2000
                                                           -------------

                                 SUNSOURCE INC.
                                 ---------------
                 (Exact Name of Registrant Specified in Charter)


       Delaware                     1-13293                     23-2874736
   -----------------         ---------------------           --------------
    (State or Other            (Commission File             (I.R.S. Employer
    Jurisdiction of                 Number)                Identification No.)
    Incorporation)


           3000 One Logan Square
             Philadelphia, PA                                     19103
   --------------------------------------                    --------------
  (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (215) 282-1290
                                                           --------------

                   -------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.


     (a) Financial Statements of Business Acquired. The following financial statements are being filed pursuant to this Amendment No. 1 to Current Report on Form 8K originally filed on April 24, 2000:

                         Report of Independent Auditors


The Board of Directors and Shareholders
Axxess Technologies, Inc.

We have audited the accompanying balance sheets of Axxess Technologies, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axxess Technologies, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

February 18, 2000 except for Note 12
     as to which the date is April 7, 2000

                            Axxess Technologies, Inc.
                                 Balance Sheets

                                                                                            December 31
                                                                                      1999              1998
                                                                                ------------------------------------
Assets
Current assets:
   Cash and cash equivalents                                                        $  1,829,144    $     310,512
   Accounts receivable, trade, less allowance of $532,000 in 1999 and
     $1,030,000 in 1998                                                                8,426,315       12,321,995
   Inventories                                                                        13,888,656       16,885,123
   Refundable income taxes                                                                     -          700,000
   Deferred tax assets                                                                 1,087,542        1,061,999
   Prepaid expenses and other                                                            679,572        1,845,100
                                                                                ------------------------------------
Total current assets                                                                  25,911,229       33,124,729

Property and equipment, net                                                           52,023,981       47,946,073
Other assets                                                                           1,002,349        1,187,446
                                                                                ------------------------------------
Total assets                                                                         $78,937,559      $82,258,248
                                                                                ====================================

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                                 $  7,605,181      $11,093,281
   Accrued expenses                                                                    3,674,524        2,300,135
   Accrued buy-back                                                                            -          150,000
   Current portion of long-term debt                                                  50,000,000                -
                                                                                ------------------------------------
Total current liabilities                                                             61,279,705       13,543,416

Deferred tax liability                                                                   976,474        1,363,435
Deferred rent                                                                            405,682          237,950
Long-term debt, less current portion                                                           -       49,000,000

Shareholders' equity
Series A Preferred Shares, $0.01 par value:
   Authorized shares - 100,000
   Issued and outstanding shares - 6,068 (liquidation preference
     $19,587,000)                                                                             61               61
Series B Preferred Shares, $0.01 par value:
   Authorized shares - 100,000
   Issued and outstanding shares -9,617 (liquidation preference $15,506,000)                  96               96
Common Shares, $0.01 par value
   Authorized shares - 2,000,000
   Issued and outstanding shares - 1,201,960 in 1999 and 1998                             12,019           12,019
Additional paid-in capital                                                            26,659,786       26,659,786
Accumulated deficit                                                                  (10,396,264)      (8,558,515)
                                                                                ------------------------------------
Total shareholders' equity                                                            16,275,693       18,113,447
                                                                                ------------------------------------
Total liabilities and shareholders' equity                                           $78,937,559      $82,258,248
                                                                                ====================================

See accompanying notes.

                            Axxess Technologies, Inc.

                            Statements of Operations



                                                                                    Year Ended December 31
                                                                                   1999                1998
                                                                           -----------------------------------------
Revenue:
   Net sales                                                                     $82,131,776         $94,328,498

Costs and expenses:
   Cost of goods sold                                                             46,778,695          52,856,499
   Sales and marketing                                                            21,068,535          21,373,574
   General and administrative                                                     10,011,722           8,241,780
   Research and development                                                          807,541             868,580
   Buy-back                                                                           75,370              56,486
                                                                           -----------------------------------------
                                                                                  78,741,863          83,396,919
                                                                           -----------------------------------------

Income from operations                                                             3,389,913          10,931,579

Other income (expense):
   Other income                                                                      507,435              14,782
   Interest expense                                                               (6,500,271)         (3,667,452)
                                                                           -----------------------------------------
Income (loss) before income taxes                                                 (2,602,923)          7,278,909
Income taxes (benefit) expense                                                      (765,174)          1,770,000
                                                                           -----------------------------------------
Net (loss) income                                                               $ (1,837,749)       $  5,508,909
                                                                           =========================================



See accompanying notes.

                            Axxess Technologies, Inc.

                       Statements of Shareholders' Equity



                                        Series A Preferred           Series B Preferred
                                              Shares                       Shares                  Common Shares
                                        --------------------        --------------------        --------------------
                                        Shares        Amount        Shares        Amount        Shares        Amount
                                        ------        ------        ------        ------        ------        ------

Balance at December 31, 1997             6,068        $  61           9,617        $  96        1,162,960     $11,629
Cash proceeds from exercise of
   common share options                      -            -               -            -           39,000         390
Net income                                   -            -               -            -                -           -
                                        -------      -------         -------      -------      -----------  ----------
Balance at December 31, 1998             6,068           61           9,617           96        1,201,960      12,019
Net loss                                     -            -              -             -             -             -
                                        -------      -------         -------      -------      -----------  ----------
Balance at December 31, 1999             6,068        $  61           9,617        $  96        1,201,960     $12,019
                                        =======      =======         ========     =======      ===========  ==========

(RESTUBBED TABLE)

                                        Additional                            Total
                                         Paid-In         Accumulated      Shareholders'
                                         Capital           Deficit           Equity
                                         -------           -------           ------

Balance at December 31, 1997             $26,656,276     $(14,067,424)      $12,600,638
Cash proceeds from exercise of
   common share options                        3,510                -             3,900
Net income                                         -        5,508,909         5,508,909
                                        -------------   ---------------    --------------
Balance at December 31, 1998              26,659,786       (8,558,515)       18,113,447
Net loss                                     -             (1,837,749)       (1,837,749)
                                        -------------   ---------------    --------------
Balance at December 31, 1999             $26,659,786     $(10,396,264)      $16,275,698
                                        =============   ===============    ==============

See accompanying notes.
                                      F-4

                            Axxess Technologies, Inc.

                            Statements of Cash Flows

                                                                                     Year Ended December 31
                                                                                     1999              1998
                                                                              --------------------------------------
Operating activities
Net (loss) income                                                                  $ (1,837,749)     $  5,508,909
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation and amortization                                                   11,536,862         9,208,213
     Provision for doubtful accounts                                                   (497,908)           27,000
     Provision for inventory                                                            (61,784)                -
     Amortization of debt issuance costs                                              1,027,803                 -
     Gain on disposal of property and equipment                                        (319,827)         (114,467)
     Deferred tax benefit                                                              (412,504)        1,010,436
     Changes in operating assets and liabilities:
       Accounts receivable                                                            4,393,588          (717,582)
       Inventories                                                                    2,213,712        (4,905,863)
       Refundable income taxes                                                          700,000          (700,000)
       Prepaid expenses and other                                                       600,707        (1,236,905)
       Accounts payable                                                              (3,488,100)        5,104,715
       Accrued expenses                                                               1,374,389        (4,740,655)
       Accrued buy-back                                                                (150,000)       (2,710,000)
       Deferred rent                                                                    167,732           237,950
                                                                              --------------------------------------
Net cash provided by operating activities                                            15,246,921         5,971,751

Investing activities
Additions to property and equipment                                                 (15,337,873)      (28,473,647)
Proceeds from the sale of property and equipment                                        894,584                 -
Proceeds from sale of portion of acquired business                                            -        13,073,806
                                                                              --------------------------------------
Net cash used in investing activities                                               (14,443,289)      (15,399,841)

Financing activities
Proceeds from issuance of common shares                                                       -             3,900
Proceeds from long-term debt                                                         11,000,000        31,200,000
Payments on long-term debt                                                          (10,000,000)      (21,200,000)
Debt issuance costs                                                                    (285,000)         (446,419)
                                                                              --------------------------------------
Net cash provided by financing activities                                               715,000         9,557,481
                                                                              --------------------------------------
Net increase in cash and cash equivalents                                             1,518,632           129,391
Cash and cash equivalents at beginning of year                                          310,512           181,121
                                                                              --------------------------------------
Cash and cash equivalents at end of year                                           $  1,829,144     $     310,512
                                                                              ======================================

See accompanying notes.
                                      F-5

                            Axxess Technologies, Inc.

                          Notes to Financial Statements

                                December 31, 1999



1. Accounting Policies

Organization and Description of Business

Axxess Technologies, Inc. (the Company) was incorporated in April 1993 under the laws of the state of Delaware. The Company is engaged in the manufacture of precision key duplication centers (pkdc), conventional key cutting machines, engraving machines capable of engraving identification tags as well as letters, numbers and signs (LNS). The machines are placed in customers' facilities, primarily mass merchants, home centers and large grocery and drug chains. The Company derives its revenues from the sale of the metal keys and tags utilized in the machines and distributes key related accessories, letters, numbers and signs to those same customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Acquisition Expense

Included in other assets is $561,344 related to payments made by the Company with respect to certain ongoing expenses for legal and other services related to the possible sale of the Company disclosed in footnote 12. The Company will be reimbursed for these costs by the respective shareholders.

Inventories

Inventories consist primarily of raw materials of metal and plastic keys and the components used in the packaging of metal keys, and raw materials and finished goods consisting of consumer products, letters, numbers and signs. Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment is stated at cost. Depreciation for the pkdc systems is computed based upon the estimated life of the machine considering the volume of keys processed through the machine, ranging generally from three to seven years. Depreciation on the engraving machines, machinery and equipment and computer equipment, is computed by the straight-line method over the estimated useful lives of the assets which range from two to seven years.

                            Axxess Technologies, Inc.

1. Accounting Policies (continued)

Revenue Recognition

Sales are recorded as revenue upon shipment to customers. Allowances are recorded at the time of sale for estimated discounts and returns.

Cost of Goods Sold

Cost of goods sold includes depreciation and cost of repair and maintenance of pkdc, conventional key cutting machines and engraving machines.

Research and Development Costs

Research and development costs represent costs of researching, developing and manufacturing prototype molds, keys, pkdcs, engraving machines and other potential new products and are expensed as incurred.

Buy-Back

Consistent with industry practices, the Company purchases from new customers their existing metal key and LNS inventory. The Company records the buy-back as expense and establishes the related liability at the time the buy-back commitment is made.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109 - "Accounting for Income Taxes."

Comprehensive Income (Loss)

As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" (Statement 130). Statement 130 establishes new rules for reporting and display of comprehensive income and its components. Comprehensive income (loss) is the same as net income (loss) for all periods presented.

                            Axxess Technologies, Inc.

1. Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

The Company's customer base consists primarily of companies in the United States. Although the Company is directly affected by the financial and operational well-being of the companies in the retail and mass merchant industry, management does not believe significant credit risk exists at present.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of long-term debt is determined using current applicable interest rates as of the balance sheet date and approximates the carrying value of such debt because the underlying instruments are at variable rates which are repriced frequently.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to the 1998 financial statements to conform with the 1999 presentation.

                            Axxess Technologies, Inc.

2. Inventories

Inventories consisted of the following:

                                                                                          December 31
                                                                                     1999              1998
                                                                              -------------------------------------
        Metal keys                                                                $  4,994,576       $  7,092,680
        Letters, numbers, and signs                                                  4,251,947          4,928,807
        Consumer products                                                            1,954,249          2,073,912
        Tags                                                                         1,722,501          1,838,260
        Code cutter machines                                                           718,664          1,016,610
        Quick scribe products                                                          296,456                  -
        Plastic keys                                                                   131,914            187,012
        Plastic machines                                                               161,492            152,768
                                                                              -------------------------------------
                                                                                    14,231,798         17,290,049
        Less valuation reserve                                                         343,142            404,926
                                                                              -------------------------------------
                                                                                   $13,888,656        $16,885,123
                                                                              =====================================

3. Property and Equipment

Property and equipment consisted of the following:

                                                                                          December 31
                                                                                     1999              1998
                                                                              -------------------------------------
        pkdc machines and cassettes                                                $27,912,422        $21,619,160
        Engraving machines                                                          27,086,294         22,276,833
        Production and shop equipment                                                5,941,544          4,877,150
        Quickscribe machines                                                         1,069,627                  -
        Cole machines                                                                  873,336                  -
        Computer equipment                                                           3,089,067          2,456,430
        Furniture and fixtures                                                       1,528,170          1,496,072
        Leasehold improvements                                                       4,907,722          4,821,631
                                                                              -------------------------------------
                                                                                    72,408,182         57,547,276
        Less accumulated depreciation                                               20,384,201          9,601,203
                                                                              -------------------------------------
                                                                                   $52,023,981        $47,946,073
                                                                              =====================================

                                      F-9

                            Axxess Technologies, Inc.

4. Long-Term Debt

Long-term debt consisted of the following:

                                                                                           December 31
                                                                                      1999              1998
                                                                               -------------------------------------
$55,000,000 revolving line of credit bearing performance-priced interest of prime (or, if higher, the federal funds rate plus 50 basis points) plus 0.25 percent up to 1.00 percent or LIBOR plus 1.50 percent up to 2.25
   percent.                                                                         $50,000,000        $49,000,000
                                                                               -------------------------------------
                                                                                     50,000,000         49,000,000
Less current portion                                                                 50,000,000                  -
                                                                               -------------------------------------
                                                                                    $         -        $49,000,000
                                                                               =====================================


The Company's revolving line of credit contains covenants that place various restrictions, among other things, on financial ratios, business acquisitions, and transactions with related parties. As of December 31, 1999, the Company was not in compliance with certain of these covenants. The entire balance of the revolving line of credit is classified as current on the balance sheet as of December 31, 1999. The average interest rate being charged during forbearance at December 31, 1999 was 12.5 percent.

The revolving line of credit and the term facility are collateralized and cross-collateralized by accounts receivable, inventories, property and equipment and intangibles. Interest capitalized was approximately $77,000 and $170,000 during the years ended December 31, 1999 and 1998, respectively.

5. Capital Shares

Holders of the Series A and Series B Preferred Shares, collectively the "Preferred Shares" are entitled to receive when, as, and if declared by the Board of Directors, cash dividends which are cumulative and cumulate quarterly at the rate of 9 percent of the liquidation value per share. The Company may be required to pay such dividends to the extent funds are legally available on and after August 15, 1997. The Series A and Series B Preferred Shares' liquidation value is defined as $2,000 per share and $1,000 per share, respectively, plus all cumulative and unpaid dividends through the date of liquidation. Cumulative unpaid dividends on the shares at December 31, 1999 amount to approximately $13,340,000.

Each issued and outstanding share of Series A Preferred Shares is entitled to one vote. Series B Preferred Shares have no voting rights.

                            Axxess Technologies, Inc.

5. Capital Shares (continued)

The Preferred Stock may be redeemed, in whole, by the Company at any time upon the approval of the Company's Board of Directors and the holders of two-thirds of the then issued and outstanding shares of the Series A and Series B Preferred Shares voting together as a class at a price, not to exceed liquidation value per share, and on the terms approved by such holders.

The Company also has the option to convert all or a portion of the Series A and Series B Preferred Shares into one or more term notes payable. The principal amount will be equal to the liquidation value of the Series A and Series B Preferred Shares converted plus cumulative and unpaid dividends. These notes would bear interest at 9 percent, payable quarterly, until five years from the date of conversion when all remaining principal and unpaid interest is due and payable.

6. Stock Option Plan

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued To Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

During August 1994, the Company adopted a stock option plan, which after its 1996 amendment, authorizes the issuance of up to 346,155 common shares, expiring ten years from the date of grant and which generally vest ratably over four years from the date of grant or earlier at the discretion of the Board of Directors. Options granted are based on management's estimate of the fair value of the common shares on the date of grant.

Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123, and would be determined as if the Company had accounted for its employee stock options under an option pricing method allowed by that Statement. There were no options granted in 1998 or 1999 except for options granted to purchase 3,000 common shares at $20.00 per share issued outside of the Plan agreement to an employee. Options granted prior to 1998 are not material for pro forma disclosure.

                            Axxess Technologies, Inc.

6. Stock Option Plan (continued)

A summary of the Company's stock option activity for the years ended December 31, 1999 and 1998 follows:

                                                                Weighted-
                                                                 Average
                                                                 Exercise
                                               Shares          Price/Share
                                           ------------------------------------
Outstanding at December 31, 1997                  88,820          $  .10
   Granted                                             -               -
   Canceled                                            -               -
   Exercised                                     (39,000)            .10
                                           -----------------
Outstanding at December 31, 1998                  49,820             .10
   Granted                                             -               -
   Canceled                                            -               -
   Exercised                                           -               -
                                           -----------------
Outstanding at December 31, 1999                  49,820             .10
                                           =================

Exercisable December 31, 1999                     40,945
                                           =================

The weighted-average remaining contractual life of options outstanding at December 31, 1999 was approximately one year.

7. Income Taxes

The provision (benefit) for income taxes is comprised of the following for the years ended December 31:

                                                1999               1998
                                        ------------------------------------
        Current:
           Federal                             (446,339)     $   681,000
           State                                 93,670           79,000
                                        ------------------------------------
                                               (352,669)         760,000
        Deferred:
           Federal                             (301,384)         852,000
           State                               (111,121)         158,000
                                        ------------------------------------
                                               (412,505)       1,010,000
                                        ------------------------------------
                                           $   (765,174)     $ 1,770,000
                                        ====================================

                            Axxess Technologies, Inc.

7. Income Taxes (continued)

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                               December 31
                                                                 1999                               1998
                                                  ----------------------------------------------------------------------
                                                      Current          Long-Term         Current          Long-Term
                                                  ----------------------------------------------------------------------
Deferred tax liabilities:
   Book over tax basis in assets                      $        -       $(2,893,416)      $        -       $(2,175,000)
                                                  ----------------------------------------------------------------------
Total deferred tax liabilities                                 -        (2,893,416)               -        (2,175,000)

Deferred tax assets:
   Accrued expenses                                      553,911            98,932          832,000                 -
   Inventory reserves                                    130,202                 -          156,000                 -
   Tax in excess of book basis of fixed assets
     acquired                                                  -           109,978                -           120,000
   Deferred revenue                                       23,145                 -           18,000                 -
   Accounts receivable allowance                         218,280                 -           10,000                 -
   Minimum tax credits                                         -           467,230                -           468,000
   General business credits                                    -           133,758                -           224,000
   Net operating loss carryforwards                            -         1,107,044                -                 -
   Other, net                                            162,004                 -           46,000                 -
                                                  ----------------------------------------------------------------------
Total deferred tax assets                              1,087,542         1,916,942        1,062,000           812,000
                                                  ----------------------------------------------------------------------
Net deferred tax assets (liability)                   $1,087,542         $(976,474)      $1,062,000       $(1,363,000)
                                                  ======================================================================


The Company has net operating losses for federal income taxes of $2,700,000 which begin expiring in 2019 and losses available for future state income taxes of $4,400,000 which begin expiring in 2004.

                            Axxess Technologies, Inc.

7. Income Taxes (continued)

The Company has settled an IRS exam with respect to its years ended December 31, 1996 and 1997. The settlement resulted in an increase in net federal and state taxes payable of approximately $50,000 for 1996 and 1997. The IRS has also notified the Company of its intent to examine the Company's 1998 tax return. While the ultimate outcome is uncertain, management believes that the assessments, if any, will result in future income tax deductions that will represent additional deferred tax assets and that interest and penalties will not be material.

At December 31, 1999, the Company has $133,758 of research and development credits for federal purposes which begin to expire in 2009 and $467,230 of minimum tax credits for federal purposes which do not expire. During 1999 and 1998, the Company paid approximately $71,000 and $2,119,000 for income taxes, respectively.

8. Commitments and Contingencies

Leases

The Company leases manufacturing and office facilities and certain equipment under noncancelable operating leases that expire in various years through 2008. In addition, the Company is responsible for certain monthly operating and maintenance expenses on the manufacturing and office facilities. Total rent expense, including operating and maintenance expenses, was approximately $1,782,000 and $1,421,000 during the years ended December 31, 1999 and 1998, respectively.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at December 31, 1999:

        2000                                           $ 1,499,678
        2001                                             1,235,405
        2002                                             1,218,499
        2003                                             1,276,326
        2004                                             1,285,680
        Thereafter                                       4,369,451
                                                     ---------------
        Total future minimum lease payments            $10,885,039
                                                     ===============

                            Axxess Technologies, Inc.

8. Commitments and Contingencies (continued)

Litigation

The Company is a party to certain litigation and other proceedings which arise out of the ordinary course of business. Based upon advice from outside legal counsel, management is of the opinion that these matters will have no material effect on the Company's financial position or results of operations.

9. Significant Customers

During 1999 and 1998, the Company had two customers which accounted for in excess of 10 percent of total sales each.

                                                 1999              1998
                                          -------------------------------------

        Customer A                               40%                32%
        Customer B                               10%                 -
        Customer C                                -                 14%

The Company performs ongoing credit risk evaluations of its customers' financial condition and generally does not require collateral. The Company's significant customers are major, well-known businesses in the retail industry. Credit losses have been provided for in the financial statements and have been within management's expectations.

10. 401K Plan

Effective October 1, 1996, the Company adopted the Axxess Technologies, Inc. 401K Retirement Plan (the Plan). Employees of the Company over the age of 21 are eligible to enroll in the Plan quarterly, after 12 months of consecutive service. Employees are able to defer up to 17 percent of their salary into the Plan. The Company matches 50 percent of up to 6 percent of employee deferrals at December 31 to active employees at that date. The Company's contributions vest equally over three years. The Company recorded contribution expense of $191,000 and $233,000 for the years ended December 31, 1999 and 1998, respectively.

                            Axxess Technologies, Inc.

11. Impact of Year 2000 (Unaudited)

In late 1999, the Company completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

12. Subsequent Event

During April 2000, SunSource, Inc. acquired all of the Company's outstanding preferred and common stock. Upon completion of the acquisition, all of the Company's debt described in Note 4, which was in default, was paid in full.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SUNSOURCE, INC.



Date:  May 11, 2000                      By:  /s/ Joseph M. Corvino
                                              ---------------------------------
                                              Joseph M. Corvino
                                              Vice President- Finance and Chief
                                              Financial Officer